UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 11th, 2018

SEEDO CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

 HaCarmel 2
Yokneam, Israel 20692
(Address of principal executive offices and Zip Code)

+972 546 642 228
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

      On December 11th, 2018, the Company executed a Loan Agreement with 2622325 Ontario Limited, an Ontario corporation (the “Agreement”) under which the Company was tendered $1,000,000.

Per the terms of the Agreement with 2622325 Ontario Limited, the loan is to be specifically utilized to increase production capacity of its automated grow units. Said loan is to be repaid in full at the end of 180 days and bears 17.5% interest. Additionally, the Company has issued 33,333 shares of common stock to the agent of the Lender, and granted 333,333 Warrants with a strike price of $1.50 per Warrant, and 100,000 Warrants with a Strike Price of $2.00 per Warrant, all Warrants having a two-year life span.

The foregoing is a summary description of certain terms of the Agreement. For a full description of all terms, please refer to the copy of the Agreement which is filed herewith as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the listed Agreement.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

The following Exhibits are filed as part of this Report.

Exhibit Number	Description

10.1	Loan Agreement of December 11th, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17th, 2018

SEEDO CORP. /s/ Zohar Levy By: Zohar Levy,CEO